UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 22, 2004

THE FINISH LINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20184	35-1537210

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 N. Mitthoeffer Road, Indianapolis, IN	46235

(Address of principal executive offices)	(Zip code)

(317) 899-1022

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

     On July 22, 2004, The Finish Line, Inc. (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share of Class A and Class B common stock. The quarterly dividend will be payable on September 15, 2004, to shareholders of record on September 1, 2004, and on a quarterly basis thereafter.

     The Company also announced that its Board of Directors today authorized a new stock repurchase program to repurchase up to 2.5 million shares of the Company’s Class A common stock.

     Finally, the Company announced that on July 22, 2004 its stockholders approved a proposal to change the Company’s state of incorporation from Delaware to Indiana. This change will be accomplished through a merger of the Company with and into a wholly owned subsidiary of the Company which was recently formed as an Indiana corporation and shall survive the merger and be the vehicle to effect the reincorporation.

     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated July 22, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Finish Line, Inc.
Date: July 22, 2004	By:	/s/ KEVIN S. WAMPLER
Kevin S. Wampler
Executive Vice President, Chief Financial Officer and Assistant Secretary

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 22, 2004.

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